Exhibit No. (3)b
BY-LAWS
OF
KIMBERLY-CLARK CORPORATION

As Amended Through April 30, 20091

CAPITAL STOCK

1.  CERTIFICATES

Every stockholder shall be entitled to have a certificate in such form as the Board shall from time to time approve, signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by him. Any of or all the signatures on the certificate and the corporate seal may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. While the corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate issued a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

2.  RECORD OWNERSHIP

The name and address of the holder of each certificate, the number of shares represented thereby, and the date of issuance thereof shall be recorded in the corporation's books and records. The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

3.  TRANSFER

Transfer of stock shall be made on the books of the corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender for cancellation of the certificate therefor and a written assignment of the shares evidenced thereby.

4.  LOST CERTIFICATES

Any person claiming a stock certificate in lieu of one lost or destroyed shall give the corporation an affidavit as to his ownership of the certificate and of the facts which go to prove its loss or destruction. He shall also, if required by the Board, give the corporation a bond or other indemnification, in such form as may be approved by the Board, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

5.  TRANSFER AGENT; REGISTRAR

The corporation shall maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of stock of the corporation shall be transferable. The corporation shall also maintain one or more registry offices, each in charge of a registrar designated by the Board, where such shares of stock shall be registered. The same entity may be both transfer agent and registrar.

[1] For convenience, the masculine has been used in these By-Laws with the intention that it include the feminine as well.

6.  RECORD DATE; CLOSING TRANSFER BOOKS

So that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purpose of any other lawful action (except as otherwise expressly provided in these By-Laws), the Board may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date, (1) in the case of the determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, unless otherwise required by law, shall not be more than sixty days nor less than ten days before the date of such meeting, and (2) in the case of any other action, not more than sixty days before such other action, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to take such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.  If no record date is fixed:  (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

MEETINGS OF STOCKHOLDERS

7.  ANNUAL

The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held on the third Thursday in April in each year, or on such other day, which shall not be a legal holiday, as shall be determined by the Board. The annual meeting shall be held at such place and hour, within or without the State of Delaware, as shall be determined by the Board. The day, place and hour of each annual meeting shall be specified in the notice of the annual meeting. In accordance with the provisions of applicable law, the Board acting by resolution may postpone and reschedule any previously scheduled annual meeting of stockholders.

8.  SPECIAL

Special meetings of stockholders, unless otherwise provided by law, may be called at any time as specified in Section (3) of Article VI of the Certificate of Incorporation.  Any such call must specify the matter or matters to be acted upon at such meeting, each of which must be a proper subject for stockholder action under applicable law.  Any stockholder of record seeking to request the calling of a special meeting of stockholders shall first deliver to the Secretary a notice and request to fix a record date for purposes of determining stockholders entitled to request such meeting in writing, and the Board shall promptly but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date, which record date shall be fixed in accordance with these By-Laws and applicable law; provided that, if no record date is set by the Board within ten days of the date on which such notice and request is delivered to the Secretary, the record date for determining stockholders entitled to request such special meeting shall be deemed to be the first date on which such notice and request to fix a record date for purposes of determining stockholders entitled to request such special meeting was delivered to the Secretary.

In order for a special meeting of stockholders to be called by the Chairman of the Board or the Secretary pursuant to Section (3)(iv) of Article VI of the Certificate of Incorporation, one or more written requests for a special meeting of stockholders must be signed by the holder or holders of not less than 25% in voting power of the issued and outstanding shares of capital stock as of the record date fixed in accordance with the immediately preceding paragraph.  The requests shall be delivered to the Secretary at the principal executive offices of the corporation by registered mail, return receipt requested.  Each request shall set forth: (a) as to the stockholder(s) requesting the special meeting of stockholders (1) the name and address of the stockholder and the beneficial owner, if any, on whose behalf the request is being made; (2) the class or series and number of shares of stock of the corporation which are held of record by such stockholder and such beneficial owner, if any; (3) a representation that the stockholder is a holder of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nominations or other business; (4) any derivative positions held or beneficially held by the stockholder and the beneficial owner, if any, and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such stockholder and the beneficial owner, if any; (5) any rights to dividends on the shares of stock of the corporation directly or indirectly owned by such stockholder and the beneficial owner, if any, that are separated or separable from the underlying shares of stock of the corporation; (6) any performance-related fees (other than an asset-based fee) that such stockholder and the beneficial owner, if any, are entitled to based on any increase or decrease in the value of shares of the corporation or any derivative position, if any, as of the date of such notice, including without limitation any such interests held by members of immediate family sharing the same household (which information shall be supplemented by such stockholder, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (7) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder; (8) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination; (9) any material interest of the stockholder or any such beneficial owner in the election of directors or business proposed to be conducted at the special meeting; and (10) the reasons for conducting such election of directors or business at a special meeting of stockholders;  (b) as to each person whom the stockholder proposes to nominate for election as a director (1) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (2) a description of all arrangements or understandings between the stockholder and the beneficial owner, if any, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (3) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among such stockholder and the beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (5) such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and, (c) as to any other business proposal contained in the stockholder's request for a special meeting (1) a brief description of the business desired to be brought before the special meeting of stockholders; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment); and (3) and the reasons for conducting such business at the special meeting.

A stockholder may revoke a request for a special meeting at any time by written revocation, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares of stock entitling the stockholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting. For purposes of this By-Law 8, written revocation shall mean delivering a notice of revocation to the Secretary or a Public Announcement (as hereinafter defined) that the stockholders who submitted the request for a special meeting hold in the aggregate less than the requisite number of shares of stock entitling the stockholders to request the calling of a special meeting.

A special meeting requested by stockholders shall not be held if (1) the stockholder request to call a special meeting relates to an item of business that is not a proper subject for stockholder action under applicable law; (2) the Board has called or calls for a meeting of stockholders and the purpose or purposes of such meeting include (among any other matters properly brought before the meeting) the purpose or purposes specified in the request; (3) the request is received by the corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (4) an identical or substantially similar item was presented at any meeting of stockholders held within 120 days prior to receipt by the corporation of such request; or (5) an annual or special meeting was held not more than 12 months before the request to call the special meeting was received by the corporation which included the purpose or purposes specified in the request.

The Secretary shall determine in good faith whether the requirements set forth in this By-Law 8 have been satisfied. Any such determination shall be binding on the corporation and its stockholders.

The business conducted at a special meeting shall be limited to the purpose or purposes set forth in the notice of such meeting, provided that the Board may submit its own proposal or proposals for consideration at a stockholder-called special meeting.  The

Board shall determine the place, date and time of any stockholder-called special meeting.  Special meetings shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board and set forth in the notice of meeting. In the event no such place has been fixed, special meetings shall be held at the offices of the corporation located in Dallas County, Texas. In accordance with the provisions of applicable law, the Board acting by resolution may postpone and reschedule any previously scheduled special meeting of stockholders.

9.  NOTICE

Written notice (or notice by means of electronic transmission to the extent permitted by law) of every meeting of stockholders, stating the place, day, hour and, for special meetings of stockholders, the purpose or purposes thereof, shall, except when otherwise required by law, be mailed at least ten, but not more than sixty days before such meeting to each stockholder of record entitled to vote thereat.

10.  QUORUM

The holders of a majority of the voting power of the issued and outstanding shares of capital stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise required by law. In the event of lack of a quorum, the chairman of the meeting or a majority of the voting power of the shares of capital stock present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be obtained. At any adjourned meeting at which there is a quorum, any business may be transacted which might have been properly transacted at the meeting originally called. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business properly brought before the meeting until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

11.  CONDUCT OF MEETINGS; NOTICE OF STOCKHOLDER BUSINESS

(a)       The Chief Executive Officer, or in his absence such other officer as may be designated by the Board, shall be the chairman of the meeting at stockholders' meetings. The Secretary of the corporation shall be the secretary at stockholders' meetings but in his absence the chairman of the meeting may appoint a secretary for the meeting. The opening and closing of the polls for matters upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations or procedures and to do all acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies (which shall be reasonable in number) or such other persons as the chairman of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants.  Any meeting of stockholders may be adjourned by the chairman of the meeting.  At any adjourned meeting, the corporation may transact any business which might have been properly transacted at the original meeting.

(b)       At any annual or special meeting of the stockholders, only such nominations of persons for election to the Board and other business shall be conducted as shall have been properly brought before the meeting in accordance with these By-Laws. To be properly brought before an annual or special meeting, such nominations and other business must (1) be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly be brought before the meeting by or at the direction of the Board or any committee thereof, or (3) otherwise properly be brought before the meeting by a stockholder of the corporation who was a stockholder of record at the time the notice provided for in this By-Law 11 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law 11.

(c) (1)    For business (other than the nomination or election of directors) to be properly requested to be brought before an annual meeting of stockholders by a stockholder, such stockholder must deliver written notice of such stockholder's intent to bring the business before the annual meeting of stockholders, either by personal delivery or by United States mail, postage prepaid, to the Secretary. In the case of an annual meeting, such notice must be received by the Secretary not less than 75 days nor more than 100 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 100th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which Public Announcement of the date of such meeting is first made. In no event shall the Public Announcement of an adjournment of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder notice as described above. "Public Announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

              (2)    Notwithstanding anything to the contrary in this By-Law 11, only such business (other than the nomination or election of directors properly brought in accordance with Section (e) of this By-Law 11) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting.

              (3)    A stockholder’s notice to the Secretary required by this By-Law 11 to properly bring business (other than the nomination or election of directors) before an annual meeting shall set forth, (a) as to the stockholder giving the notice and the Stockholder Associated Person (as defined below), if any, (i) the name and address of the stockholder intending to propose such business and any Stockholder Associated Person covered by Section (c) of this By-Law 11; (ii) the class or series and number of shares of stock of the corporation which are held of record or are beneficially owned by such stockholder and by any Stockholder Associated Person with respect to the corporation’s securities, and a representation that the stockholder, or the Stockholder Associated Person, if any, is a holder of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal; (iii) any derivative positions held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the corporation’s securities; (iv) any rights to dividends on the shares of stock of the corporation directly or indirectly owned by such stockholder and any Stockholder Associated Person that are separated or separable from the underlying shares of stock of the corporation; (v) any performance-related fees (other than an asset-based fee) that such stockholder or Stockholder Associated Person, if any, is entitled to based on any increase or decrease in the value of shares of the corporation or any derivative position, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or the Stockholder Associated Person's, if any, immediate family sharing the same household (which information shall be supplemented by such stockholder and the Stockholder Associated Person, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); and (vi) a representation whether the stockholder or the Stockholder Associated Person, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal; and, (b) as to the business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment); and (iii) any other information relating to such stockholder and Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section (c) shall be deemed satisfied by a stockholder with respect to business other than the nomination or election of directors if the stockholder has notified the corporation of his intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.  No business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this By-Law 11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

(d)       For nominations of persons for election to the Board to be properly brought before an annual meeting of stockholders, such stockholder's notice must be timely.  To be timely such notice shall be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary, and received by the corporation, not less than 75 days nor more than 100 days prior to the meeting; provided, however, that in the event that less than 75 days' notice or prior Public Announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such Public Announcement was made, whichever first occurs.  A stockholder’s notice to the Secretary required by Section (4) of Article VIII of the Certificate of Incorporation and this By-Law 11 for nominations of persons for election to the Board at an annual meeting shall set forth, (1) as to the stockholder giving the notice and the Stockholder Associated Person, if any, on whose behalf the notice is given (i) the name and address of the stockholder intending to propose such nominations and any Stockholder Associated Person covered by Section (d) of this By-Law 11; (ii) the class or series and number of shares of stock of the corporation which are held of record or are beneficially owned by such stockholder and by any Stockholder Associated Person with respect to the corporation’s securities, and a representation that the stockholder is a holder of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nominations; (iii) any derivative positions held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the corporation’s securities; (iv) any rights to dividends on the shares of stock of the corporation directly or indirectly owned by such stockholder or Stockholder Associated Person, if any, that are separated or separable from the underlying shares of stock of the corporation; (v) any performance-related fees (other than an asset-based fee) that such stockholder or Stockholder Associated Person, if any, is entitled to based on any increase or decrease in the value of shares of the corporation or any derivative position, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or Stockholder Associated Person's, if any, immediate family sharing the same household (which information shall be supplemented by such stockholder and the Stockholder Associated Person, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (vi) any other information relating to such stockholder and Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (vii) a representation whether the stockholder or the Stockholder Associated Person, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nominations; and (2) as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board, (i) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among such stockholder and the Stockholder Associated Person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) all other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (v) such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.  The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

“Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(e)       Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof or stockholders pursuant to By-Law 8 hereof or (2) provided that the Board or stockholders pursuant to By-Law 8 hereof has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this By-Law is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this By-Law 11.  In the event that a special meeting of stockholders is called for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice, containing the information set forth in Section (d) of this By-Law 11, shall be delivered to the Secretary at the principal executive offices of the corporation not less than 75 days nor more than 100 days prior to the meeting; provided, however, that in the event that less than 75 days' notice or prior Public Announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such Public Announcement was made, whichever first occurs.  In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(f)       Notwithstanding anything to the contrary contained in By-Law 8 or this By-Law 11, only such persons who are nominated in accordance with both the procedures set forth in Section (4) of Article VIII of the Certificate of Incorporation or Section (3) of Article VI of the Certificate of Incorporation and this By-Law 11 or By-Law 8 shall be eligible to be elected at any annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law 11 or By-Law 8. Notwithstanding the foregoing provisions of this By-Law 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this By-Law 11; provided however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these By-Laws, and compliance with these By-Laws shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).  Nothing in this By-Law 11 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

12.  VOTING

Except as otherwise provided in the Certificate of Incorporation, at each meeting of the stockholders, each holder of shares  of capital stock of the corporation entitled to vote at such meeting shall, as to all matters in respect of which such shares have voting rights, be entitled to one vote in person or by written proxy for each share held of record by him. No vote upon any matter, except the election of directors or the amendment of the Certificate of Incorporation, is required to be by ballot unless demanded by the holders of at least 10% of the voting power of the shares of capital stock represented in person or by proxy and entitled to vote at the meeting. All motions to introduce a matter for a vote by the stockholders at a meeting thereof, except for nominations for election as directors recommended by the Nominating and Corporate Governance Committee and approved by the Board, shall be seconded prior to a vote thereon by the stockholders.

A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.

Except as provided in Section (5) of Article VIII of the Certificate of Incorporation, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to  be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.  For purposes of this By-Law 12, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director.  All elections and questions presented to the stockholders (other than the election of directors) at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

13.  INSPECTORS OF ELECTION

The Chief Executive Officer shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Chief Executive Officer may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the number of shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The inspectors shall determine the validity of and count the proxies and ballots in accordance with applicable law.

14.  LIST OF STOCKHOLDERS

A complete list of the stockholders entitled to vote at stockholders' meetings (arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder) shall be prepared by the Secretary and filed at least ten days prior to each meeting of stockholders. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting during ordinary business hours at the principal place of business of the corporation.  Such list shall be produced and kept at the time and place of such meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are stockholders entitled to inspect such list or to vote in person or by proxy at any meeting of stockholders.

BOARD OF DIRECTORS

15.  RESIGNATION

A director may resign at any time by giving written notice to the corporation.  Such notice shall be delivered to the Chief Executive Officer or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the notice.

If an incumbent director who is nominated for re-election to the Board does not receive sufficient votes “for” to be elected in accordance with By-Law 12, the incumbent director shall promptly tender his resignation to the Board. The Nominating and Corporate Governance Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his resignation. If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his successor is duly elected, or his earlier resignation or removal.  If a director’s resignation is accepted by the Board pursuant to this By-Law 15, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section (5) of Article VIII of the Certificate of Incorporation or may decrease the size of the Board pursuant to the provisions of Section (2) of Article VIII of the Certificate of Incorporation.

16.  ANNUAL MEETING

A meeting of the Board, to be known as the annual Board meeting, shall be held without call or notice immediately after and at the same general place as the annual meeting of the stockholders. The annual Board meeting shall be held for the purpose of organizing the Board, electing officers, and transacting any other business that may properly come before the meeting.

17.  REGULAR MEETINGS

Regular meetings of the Board may be held without call or notice at such place and at such time as shall be fixed by the Board.

18.  SPECIAL MEETINGS

Special meetings of the Board may be called by the Chief Executive Officer, and shall be called by the Secretary upon the request in writing of not less than two of the directors then in office. Special meetings of the Board may be held at such place and at such time as shall be designated in the call thereof. Notice of special meetings of the Board shall either be mailed by the Chief Executive Officer or the Secretary to each director at least three days before the meeting, or served upon, or sent by electronic transmission by the Chief Executive Officer or the Secretary to, each director at least one day before the meeting, but during an emergency as defined in By-Law 20, notice may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publications or private or public electronic means. Unless required by law, the notice need not state the purpose or purposes of the meeting.

19.  TELEPHONIC MEETINGS

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

20.  QUORUM

Except during the existence of an emergency and except as otherwise provided in these By-Laws or in the Certificate of Incorporation, one-third of the total number of directors, as fixed pursuant to Section (2) of Article VIII of the Certificate of Incorporation, shall constitute a quorum for the transaction of business. During the existence of an emergency, three directors shall constitute a quorum for the transaction of business. To the extent required to constitute a quorum at any meeting of the Board during an emergency, the officers of the corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting. Subject to the provisions of the Certificate of Incorporation, the action of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board. In the event of lack of a quorum, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted which might have been properly transacted at the meeting originally called.

An "emergency" for the purpose of these By-Laws shall be any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board or a standing committee thereof cannot readily be convened for action.

21.  ACTION WITHOUT MEETING

Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of the proceedings of the Board or committee.

22.  ORGANIZATION

The Chairman of the Board, or in his absence the Chief Executive Officer, or in his absence a director chosen by the directors present, shall act as chairman at meetings of the Board. The Secretary of the corporation shall act as secretary at meetings of the Board but in his absence the chairman of the meeting may appoint a secretary for the meeting.

23.  COMPENSATION

The compensation of directors for services as directors and as members of committees of the Board shall be as fixed by the Board from time to time. The compensation, if any, of the directors need not be uniform as between directors and the compensation, if any, of the members of the committees of the Board need not be uniform either as between members of a committee or as between committees. The Board shall provide for reimbursing the directors for expenses incurred in attending meetings of the Board or committees thereof.

Any director may also serve the corporation in any other capacity and receive compensation, including fees and expenses, for such service.

24.  INDEPENDENT DIRECTORS

The nomination of an individual to serve as a member of the Board shall be such that immediately after the election of such nominee to the Board a majority of all directors holding office shall, in the determination of the Board, be independent directors.

COMMITTEES OF THE BOARD

25.  STANDING AND OTHER COMMITTEES

The directors shall from time to time designate an Audit Committee, a Management Development and Compensation Committee, an Executive Committee and a Nominating and Corporate Governance Committee, each of which shall have and may exercise the powers of the Board in the direction of the business and affairs of the corporation in respect to the matters and to the extent hereinafter set forth, subject to the power of the Board to assign from time to time to any such committees or to any other committees such powers in respect to specific matters as the Board may deem desirable. These four committees shall be the standing committees of the corporation. The Board may designate such other committees as it from time to time may deem appropriate; the powers of each such committee shall be limited to those specified in the resolution designating the committee. The corporation elects to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware.

26.  PROCEDURE AND COMMITTEE CHARTERS

Each committee shall fix its own rules of procedure and shall meet where and as provided by such rules, but the presence of a majority shall be necessary to constitute a quorum, unless otherwise provided by these By-Laws.  Each committee shall keep minutes of its meetings. Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting if all the members consent thereto in writing and such written consent is filed with the minutes of the proceedings of such committee. All action by each committee shall be reported to the Board. The Audit, Compensation, and Nominating and Corporate Governance Committees shall each adopt, subject to the approval of the Board, a committee charter that identifies the responsibilities and processes of such committee.

27.  AUDIT COMMITTEE

The Audit Committee shall consist of three or more members. The Board shall select the members of the Audit Committee from among the directors who are not officers or employees of the corporation and shall designate the Chairman of the Committee. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, the Exchange Act, and the rules and regulations of the Securities and Exchange Commission. All Audit Committee members shall be financially literate, and at least one member shall be a financial expert, as defined by the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee shall, with respect to the corporation and the other entities as to which the corporation has power to select and engage auditors, select and engage independent public accountants to audit books, records and accounts, determine the scope of audits to be made by the auditors and establish policy in connection with internal audit programs and the scope thereof, and shall perform such other duties as the Board may from time to time prescribe, including those set forth in the Audit Committee charter.

28.  MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

The Management Development and Compensation Committee shall consist of three or more members. The Board shall select the members of the Management Development and Compensation Committee from among the independent directors and shall designate the Chairman of the Committee. The Management Development and Compensation Committee shall constitute the Stock Option Committee provided for under any stock option plan of the corporation. It shall from time to time fix the compensation of employees who are directors of the corporation and, in consultation with the Chief Executive Officer, the compensation of officers of the corporation who are elected by the Board. The Management Development and Compensation Committee shall perform such other duties as the Board may from time to time prescribe, including those set forth in the Management Development and Compensation Committee charter.

29.  EXECUTIVE COMMITTEE

The Executive Committee shall consist of three or more members including, by virtue of his office, the Chief Executive Officer. The Board shall select the other members of the Committee from among the directors and shall designate the Chairman thereof.

The Executive Committee, when the Board is not in session, shall have and may exercise all of the powers of the Board to direct the business and the affairs of the corporation, including but not limited to the power to declare dividends and to authorize the issuance of stock, except the powers hereinafter in these By-Laws assigned to any other standing committee and except to the extent, if any, that the authority of the Committee may be limited in any respect by law, by the Certificate of Incorporation or by these By-Laws.

30.  NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee shall consist of three or more members. The Board shall select the members of the Nominating and Corporate Governance Committee from among the independent directors. The Nominating and Corporate Governance Committee shall have the power to: (i) propose and consider suggestions as to candidates for membership on the Board; (ii) periodically recommend to the Board candidates for vacancies on the Board due to resignations or retirements or due to such standards for composition of Board membership as may from time to time legally prevail; (iii) pursuant to By-Law 15 make a recommendation to the Board as to whether to accept or reject a tendered resignation of an incumbent director who was nominated for re-election and was not re-elected at a meeting of stockholders (and no successor was elected) or whether other action should be taken; (iv) review and recommend to the Board such modifications to the prevailing Board of Directors retirement policy as may be deemed appropriate in light of contemporary standards; (v) propose to the Board on or before March 1 of each year a slate of directors for submission to the stockholders at the annual meeting; (vi) oversee matters of corporate governance, including advising the Board on board organization, membership and function, committee structure and membership, and succession planning for executive management of the corporation; (vii) review and make recommendations to the Board from time to time with respect to the compensation of directors pursuant to By-Law 23; and (viii) such other duties as the Board may from time to time prescribe, including those set forth in the Nominating and Corporate Governance Committee charter.

31.  ALTERNATES; VACANCIES IN COMMITTEES

The Board may designate one or more directors as alternate members of any committee. Alternate members shall serve, in the order in which the Board shall determine, when one or more members of the committee shall be absent or disqualified. Alternate members may attend committee meetings as observers, without the right to vote when all members are present; when fewer than all are present, only an alternate member serving in the place of an absent or disqualified member shall have the right to vote. If no alternate is available, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any absent or disqualified member. All members of all committees (including Chairmen) shall serve at the pleasure of the Board. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

OFFICERS

32.  DESIGNATION; ELECTION; QUALIFICATION; TERM

Each year at the annual Board meeting the directors shall elect a Chairman of the Board, a Chief Executive Officer, a Secretary and a Treasurer. From time to time the Board may also elect or appoint a Vice Chairman of the Board or Vice Chairmen of the Board, a President, such Executive, Senior or other Vice Presidents as it may deem appropriate, a Chief Financial Officer, and such other officers, including a Controller, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as it may deem appropriate. The Chief Executive Officer may appoint any officers of the corporation not required to be elected by the Board, as he may deem appropriate. The Chairman of the Board, the Chief Executive Officer, and any Vice Chairman of the Board must be directors; no other officer need be a director. Any number of offices may be held by the same person. The term of each officer, whenever elected or appointed, shall be until the election or appointment (as the case may be)

and qualification of his successor or until his earlier resignation or removal.

33.  DUTIES

The officers shall have such powers and perform such duties as are prescribed in these By-Laws, or, in the case of an officer whose powers and duties are not so prescribed, as may be assigned by the Board or delegated by or through the Chief Executive Officer.

34.  RESIGNATION; REMOVAL; VACANCIES

Any officer may resign at any time by giving notice in writing to the corporation addressed to the Chief Executive Officer or the Secretary. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. Acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the notice. Any officer may be removed by the Board at any time with or without cause. Any appointed officer may be removed by the Chief Executive Officer at any time with or without cause. A vacancy in any office may be filled by the Board, and a vacancy in any appointed office may be filled by the Chief Executive Officer, for the unexpired portion of the term.

35.  CHIEF EXECUTIVE OFFICER

The Chief Executive Officer of the corporation shall be elected by the Board. Subject to the Board, he shall be in general and active charge, control and supervision over the management and direction of the business, property and affairs of the corporation. He shall keep the Board fully informed, and shall freely consult it, concerning the business of the corporation in his charge.

He shall, subject to these By-Laws, have authority to:

(i)       appoint or approve the appointment of employees to various posts and positions in the corporation bearing titles designated or approved by him and to prescribe their authority and duties, which may include the authority to appoint subordinates to various other posts and positions; and

(ii)       remove or approve the removal of employees so appointed; and

(iii)      sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, notes, debentures, stock certificates, contracts, including contracts of guaranty and suretyship, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee of the corporation shall be expressly authorized and directed by law, or by the Board, or by these By-Laws. Unless otherwise provided by law, or by these By-Laws, or by the Board, he may authorize in a writing filed with the Secretary, any officer, employee, or agent of the corporation to sign, execute and acknowledge, on behalf of the corporation and in his place and stead, any or all such documents and instruments.

He shall have such other authority and perform such other duties as are incident to the office of Chief Executive Officer and as may be prescribed from time to time by the Board and these By-Laws.

In the absence or disability of the Chief Executive Officer, or in case of an unfilled vacancy in that office, until such time as the Board shall elect his successor, his duties shall be performed and his powers shall be exercised by other elected officers of the corporation who are also directors (unless none are directors) in the order in which such officers were listed in their respective elections.

36.  CHAIRMAN OF THE BOARD, VICE CHAIRMAN OF THE BOARD AND PRESIDENT

The Chairman of the Board, any Vice Chairman of the Board and the President, each acting alone, shall have authority to sign, execute and acknowledge on behalf of the corporation, all deeds, mortgages, bonds, notes, debentures, stock certificates, contracts, including contracts of guaranty and suretyship, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee shall be expressly authorized and directed by law, or by the Board, or by the Chief Executive Officer or by these By-Laws. Each shall have such additional powers and perform such additional duties as may be assigned to him by the Board or as may be delegated to him by the Chief Executive Officer.

37.  VICE PRESIDENTS

Each Vice President shall have such powers and perform such duties as may be assigned to him by the Board or as may be delegated to him by the Chief Executive Officer.

Each Executive Vice President shall have authority to sign, execute and acknowledge on behalf of the corporation, all deeds, mortgages, bonds, notes, debentures, contracts, including contracts of guaranty and suretyship, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee shall be expressly authorized and directed by law, or by the Board, or by the Chief Executive Officer, or by these By-Laws.

38.  CHIEF FINANCIAL OFFICER

The Chief Financial Officer shall:

(i)      be the principal financial officer of the corporation and have responsibility for all financial affairs of the corporation; and

(ii)     protect the cash, securities, receivables and other financial resources of the corporation, have responsibility for investment, receipt, custody and disbursement of such resources, and establish policies for granting credit to customers; and

(iii)    maintain the creditworthiness of the corporation; and

(iv)   negotiate and procure capital required by the corporation, including long-term debt and equity, maintain adequate sources for the corporation's short-term financing requirements and maintain banking relationships; and

(v)    administer the accounting policies of the corporation and the internal controls with respect to its financial affairs; and

(vi)   supervise the corporation's books of account, and have access to all records, including the Secretary's records; and

(vii)  in general, have such other powers and perform such other duties as may be assigned from time to time by the Board or by or through the Chief Executive Officer.

39.  CONTROLLER

The Controller shall:

(i)      be the principal accounting officer of the corporation; and

(ii)     have custody and charge of the corporation's books of account, and have access to all records, including the Secretary's and the Treasurer's records, for purpose of obtaining information necessary to verify or complete the records of the Controller's office; and

(iii)    implement the internal controls with respect to the financial affairs of the corporation; and

(iv)   in general, have such other powers and perform such other duties as may be assigned from time to time by the Board or by or through the Chief Executive Officer.

40.  SECRETARY

The Secretary shall:

(i)     attend and keep the minutes of all meetings of the stockholders, the Board, and of such committees as the Board may direct; and

(ii)    have custody of the corporate seal and all corporate records (including transfer books and stock ledgers), contracts, papers, instruments, documents and books of the corporation except those required to be kept by other officers under these By-Laws; and

(iii)   sign on behalf of the corporation such documents and instruments as require his signature when approved in accordance with these By-Laws, and to such documents he shall affix the corporate seal when necessary and may do so when he deems it desirable; and

(iv)   see that notices are given and records and reports are properly kept and filed by the corporation as required by these By-Laws or as required by law; and

(v)    in general, have such other powers and perform such other duties as are incident to the office of Secretary and as may be assigned to him from time to time by the Board or by or through the Chief Executive Officer.

41.  TREASURER

The Treasurer shall:

(i)      receive and sign receipts for all moneys paid to the corporation and shall deposit the same in the name and to the credit of the corporation in authorized banks or depositories; and

(ii)    when necessary or desirable, endorse for collection on behalf of the corporation all checks, drafts, notes and other obligations payable to it; and

(iii)   disburse the funds of the corporation only upon vouchers duly processed and under such rules and regulations as the Board may from time to time adopt; and

(iv)   keep full and accurate accounts of the transactions of his office in books belonging to the corporation; and

(v)    render as the Board may direct an account of the transactions of his office; and

(vi)   in general, have such other powers and perform such other duties as are incident to the office of Treasurer and as may be assigned to him from time to time by the Board or by or through the Chief Executive Officer.

MISCELLANEOUS

42.  OFFICES

Except as otherwise provided in the Certificate of Incorporation, the registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801 and the name of the registered agent in charge thereof shall be The Corporation Trust Company. The corporation may have such other offices as the Board may from time to time determine. The books of the corporation may be kept outside the State of Delaware.

43.  SEAL

The corporation's seal shall be circular in form with "KIMBERLY-CLARK CORPORATION — DELAWARE" around the periphery and "1928 — CORPORATE SEAL" within.

44.  FISCAL YEAR

The fiscal year of the corporation shall begin on January 1 of each year.

45.  ANNUAL REPORT

At least fifteen days in advance of the annual meeting of stockholders, but not later than three months after the close of the fiscal year, the Board shall publish and submit to the stockholders a consolidated balance sheet of the corporation and its consolidated subsidiaries as of the end of the previous fiscal year and the related consolidated income and cash flow statements of the corporation and its consolidated subsidiaries for the previous fiscal year.

46.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall:

(i)     indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended,  any person who was or is a party or witness, or is threatened to be made a party or witness, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he, or a person for whom he is the legal representative,  is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against all liability, loss suffered and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful; and

(ii)   indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or witness,  or is threatened to be made a party or witness, or is otherwise involved in, any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) against all liability, loss suffered and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The corporation shall be required to indemnify an indemnitee under (i) and (ii) above in connection with an action, suit or proceeding (or part thereof) initiated by such indemnitee against the corporation or any of its directors, officers or employees only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board. Notwithstanding the foregoing, the corporation shall be required to indemnify an indemnitee in connection with a proceeding seeking to enforce rights to indemnification without the authorization of the Board to the extent that such proceeding is successful on the merits. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (i) and (ii), or in defense of any claim, issue or matter therein, he shall be indemnified, to the fullest extent not prohibited by applicable law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under subsections (i) and (ii) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (i) and (ii). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

Expenses (including attorneys' fees) incurred by any current or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation, to the fullest extent permitted by applicable law, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this By-Law.

The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this By-Law shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses shall be entitled, or may hereafter acquire, under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

The corporation's obligation, if any, to indemnify and advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity (including service with respect to employee benefit plans) shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

The Board may authorize and direct that insurance be purchased and maintained on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this By-Law.

Any repeal or modification of the provisions of this By-Law 46 shall not adversely affect any right or protection hereunder of a director or officer of the corporation in respect of any action, suit or proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of or relating to any acts or omissions occurring prior to such repeal or modification, and the rights to indemnification and advancement of expenses pursuant to this By-Law 46 shall vest at the time any such person becomes a director or officer of the corporation.

This By-Law 46 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than directors and officers of the corporation when and as authorized by appropriate corporate action.

47.  RELIANCE ON RECORDS

Each director, each member of any committee designated by the Board, and each officer, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinion, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the Board, or by any other person as to matters the director, member or officer reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

48.  INSPECTION OF BOOKS

The directors shall determine from time to time whether, and, to what extent and at what times and places and under what conditions and regulations the accounts and other books and records of the corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

49.  TRANSACTIONS WITH THE CORPORATION

No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(i)       the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(ii)       the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(iii)      the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

No other contract or transaction in which a director or officer has an interest and which may, under law, be authorized, approved or ratified by the Board, a committee thereof, or the stockholders shall be void or voidable if authorized, approved or ratified by the body which under law may authorize, approve or ratify such contract or transaction.

50.  RATIFICATION

Any transaction questioned in any stockholders' derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the Board or by the stockholders in case less than a quorum of directors is qualified; and, if so ratified, to the fullest extent permitted by law, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect to such questioned transaction.

51.  VOTING OF STOCKS

Unless otherwise ordered by the Board, any one of the Chief Executive Officer, the Chairman of the Board, the President, any Vice Chairman of the Board, any Executive Vice President or any Senior Vice President shall have full power and authority, on behalf of the corporation, to consent to or approve of any action by, and to attend, act and vote at any meeting of stockholders or equity holders of, any company in which the corporation may hold shares of stock or other interests, and in giving such consent or approval or at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such shares and which as the holder thereof, the corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the corporation.

52.  NOTICE

Any notice which the corporation is required to give under these By-Laws may be given personally or it may be given in writing by depositing the notice in the post office or letter box in a postpaid envelope directed to such address as appears on the books of the corporation or by electronic transmission in accordance with applicable law. Such notice, if mailed, shall be deemed to be given at the time of mailing.

53.  WAIVER OF NOTICE

Whenever any notice is required to be given, a waiver thereof in writing (or by electronic transmission in accordance with applicable law) whether before or after the time stated therein, shall be deemed equivalent thereto.

54.  DISPENSING WITH NOTICE

No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

55.  AMENDMENTS

Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed by the stockholders or by the Board.

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